Exhibit 99.1

Resources Connection, Inc. Reports Second Quarter Results for Fiscal 2017

  Company reports second quarter revenue of $147.6 million
  Revenue improves quarter-over quarter in Europe (4.0%) and Asia Pacific (9.2%)
  Net income of $5.7 million (3.9% of revenue) and Adjusted EBITDA* of $12.3 million (8.3% of revenue) for quarter
  Company pays $4.0 million dividend ($0.11 per share to shareholders) in second quarter
  Company completes tender offer for 6.5 million shares during quarter for $104.2 million

*Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, amortization and stock-based compensation

IRVINE, Calif.--(BUSINESS WIRE)--January 4, 2017--Resources Connection, Inc. (NASDAQ: RECN), a multinational business consulting firm, operating as Resources Global Professionals (the “Company” or “RGP”) today announced financial results for its second fiscal quarter ended November 26, 2016.

Revenue for the second quarter of fiscal 2017 decreased 2.2% (1.8% constant currency) to $147.6 million compared to the prior year’s second quarter of $150.9 million. On a sequential basis, second quarter revenue increased 2.9% (3.3% constant currency) compared to $143.4 million in the first quarter of fiscal 2017. Constant currency quarter-over-quarter is computed using the comparable second quarter fiscal 2016 conversion rates and the sequential quarter is computed using the comparable first quarter fiscal 2017 conversion rates for revenue generated internationally.

Revenue in the U.S. decreased 4.0% quarter-over-quarter and improved 1.7% sequentially. International revenue improved 5.5% quarter-over-quarter (7.6% constant currency) and 7.8% sequentially (9.9% constant currency).

The Company’s net income declined in the second quarter of fiscal 2017 to $5.7 million, or $0.16 per diluted share, compared to $8.7 million, or $0.23 per diluted share, in the prior year’s second quarter. As discussed further below, the second quarter of fiscal 2017 included severance and related charges of approximately $1.5 million, or $0.03 per diluted share. Also included in net income for the second quarter of fiscal 2017 is a $0.01 per share positive impact related to the reversal of approximately $200,000 of tax valuation allowances.

“Since I assumed the CEO role, I have been working with the senior leadership team to define a change agenda and growth strategies to deliver on the opportunities ahead for RGP,” said Kate Duchene, President and Chief Executive Officer of RGP. “While the improvements in revenue results in Europe and Asia Pacific are a good start, we are actively working on several initiatives to improve results in all of our geographies. For example, we have launched a project to improve our sales process and sales strategy across the globe. We believe an aligned sales process, aided by a global technology platform, will enable us to deliver improved worldwide client service and revenue results over the long term.”

Gross margin was 38.3% in the second quarter of fiscal 2017, compared to 39.0% in the prior year’s second quarter. Gross margin in the second quarter of 2017 decreased due to an unfavorable change in the bill rate/pay rate ratio. Sequentially, gross margin increased 30 basis points from 38.0% in the first quarter of fiscal 2017, due primarily to a reduction in employer payroll taxes near the end of the calendar year.

Selling, general and administrative expenses for the second quarter of fiscal 2017 were $46.1 million (31.2% of revenue) compared to $43.2 million (28.6% of revenue) in the prior year’s second quarter and $43.6 million (30.4% of revenue) in the first quarter of fiscal 2017. The current year second quarter includes $1.5 million in severance and additional stock compensation expense for acceleration of vesting of certain options related to the resignation of a senior executive. The remaining quarter-over-quarter increase is related to compensation and related benefit costs attributable to headcount additions in U.S. offices with high growth potential. The remaining sequential increase was driven by several non-compensation related expense categories, none of which are individually significant.

The Company’s revenue for the six months ended November 26, 2016 was $290.9 million compared to $299.2 million for the six months ended November 28, 2015. The Company’s net income for the six months ended November 26, 2016 was $11.3 million or $0.31 per diluted share, including $0.03 per diluted share related to severance charges. This compares to net income for the six months ended November 28, 2015 of $15.8 million or $0.42 per diluted share.

Cash provided by operations and Adjusted EBITDA were $15.2 million and $12.3 million (8.3% of revenue), respectively, for the second quarter of fiscal 2017 compared to cash provided by operations and Adjusted EBITDA of $15.3 million and $17.1 million (11.3% of revenue), respectively, for the second quarter of fiscal 2016.

In October 2016, we commenced a modified Dutch auction tender offer to purchase up to 6 million shares of our common stock at a price not greater than $16.00 per share and not less than $13.50 per share. In November 2016, we exercised our right to increase the size of the tender offer by up to 2% of our then outstanding common stock. The tender offer period expired on November 15, 2016 and on November 22, 2016, we purchased 6,515,264 shares of our common stock at a per share price of $16.00, excluding transaction costs, for a total cost of approximately $104.2 million. The tender offer was funded through borrowings of $58.0 million under our new $120 million secured revolving credit facility and the remainder with cash on hand. After completing the tender offer, the Company’s outstanding balance of common stock is approximately 29.6 million shares as of November 26, 2016.

In the second quarter of fiscal 2017, under the Company’s existing share repurchase program, the Company repurchased 68,600 shares of its common stock for $900,000 and paid a quarterly dividend to shareholders totaling $4.0 million ($0.11 per diluted share). Currently, the Company has a total of $132.0 million available for share purchases under its existing repurchase program. After completing the tender offer, as of November 26, 2016, the Company’s cash, cash equivalents and short-term investments were $63.6 million compared to $116.0 million at fiscal year-end May 28, 2016.

ABOUT RGP

RGP, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational business consulting firm that helps leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting; finance; governance, risk and compliance management; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; and legal and regulatory.

RGP was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,400 professionals, annually serving over 1,800 clients around the world from 67 practice offices.

Headquartered in Irvine, California, RGP has served 86 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about RGP is available at http://www.rgp.com. (RECN-F)

RGP will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, January 4, 2017. This conference call will be available for listening via a webcast on the Company’s website: http://www.rgp.com. An audio replay of the conference call will be available through January 11, 2017 at 855-859-2056. The conference ID number for the replay is 29838130. The call will also be archived on the RGP website for 30 days.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should” or “will” or the negative of these terms or other comparable terminology. In this press release, such statements include the Company’s expectations regarding initiatives to improve the Company’s financial results, including implantation of an improved sales process and sales strategy. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties include seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Quarterly Report on Form 10-Q and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.

RESOURCES CONNECTION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	November 26,	November 28,	November 26,	November 28,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

Revenue	$147,558	$150,887	$290,947	$299,227
Direct cost of services	91,048	92,011	179,910	182,888
Gross margin	56,510	58,876	111,037	116,339
Selling, general and administrative expenses (1)	46,056	43,171	89,670	87,128
Operating income before amortization
and depreciation (1)	10,454	15,705	21,367	29,211
Amortization of intangible assets	-	30	-	60
Depreciation expense	808	881	1,602	1,739
Operating income (1)	9,646	14,794	19,765	27,412
Interest expense	64	-	64	-
Interest income	(40)	(34)	(110)	(66)
Income before provision for income taxes (1)	9,622	14,828	19,811	27,478
Provision for income taxes (2)	3,930	6,152	8,481	11,669
Net income (1), (2)	$5,692	$8,676	$11,330	$15,809
Net income per common share:
Basic (1), (2)	$0.16	$0.23	$0.31	$0.42
Diluted (1), (2)	$0.16	$0.23	$0.31	$0.42
Weighted average common shares outstanding:
Basic	35,716	37,191	35,992	37,243
Diluted	36,248	37,868	36,533	37,857
Cash dividends declared per common share	$0.11	$0.10	$0.22	$0.20

EXPLANATORY NOTES

(1)	Selling, general and administrative expenses include non-cash compensation expense for employee stock option grants, restricted share grants and employee stock purchases of $1.9 million and $1.4 million for the three months ended November 26, 2016 and November 28, 2015, respectively, and $3.2 million and $3.5 million for the six months ended November 26, 2016 and November 28, 2015, respectively. The expense for the three and six months ended November 26, 2016 includes approximately $400,000, or $0.01 per share, related to accelerated vesting of stock options as part of the agreement with a departing senior executive. The expense for the six months ended November 28, 2015 includes approximately $900,000, or $0.01 per share, related to the Board of Director’s approval of accelerated vesting of 127,500 stock options related to Don Murray’s transition from Executive Chairman to non-employee Chairman of the Board.

(2)	The Company’s effective tax rate was approximately 41% and approximately 42% for the three months ended November 26, 2016 and November 28, 2015, respectively, and approximately 43% for both the six months ended November 26, 2016 and November 28, 2015. The three and six months ended November 26, 2016 include the reversal of approximately $200,000 of tax valuation allowances and the three and six months ended November 28, 2015 include the reversal of approximately $290,000 of tax valuation allowances. For all periods presented, the Company is unable to benefit from, or has limitations on the benefit of, tax losses in certain foreign jurisdictions. To a lesser extent, the accounting treatment under GAAP for the cost associated with incentive stock options and shares purchased through the Employee Stock Purchase Plan has caused volatility in the Company’s effective tax rate.

RESOURCES CONNECTION, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	November 26,	November 28,	November 26,	November 28,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

Net income	$5,692	$8,676	$11,330	$15,809
Adjustments:
Amortization of intangible assets	-	30	-	60
Depreciation expense	808	881	1,602	1,739
Interest expense	64	-	64	-
Interest income	(40)	(34)	(110)	(66)
Provision for income taxes	3,930	6,152	8,481	11,669
EBITDA	10,454	15,705	21,367	29,211
Stock-based compensation expense	1,855	1,390	3,150	3,545
Adjusted EBITDA	$12,309	$17,095	$24,517	$32,756
Revenue	$147,558	$150,887	$290,947	$299,227
Adjusted EBITDA Margin	8.3%	11.3%	8.4%	10.9%

EXPLANATORY NOTE

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance with, GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. EBITDA is calculated as net income before amortization of intangible assets, depreciation expense, interest income and income taxes. Adjusted EBITDA is calculated as EBITDA plus stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, which are used by management to assess the core performance of our Company, also provide useful information to our investors because they are alternative financial measures that investors can also use to assess the core performance of our Company and compare it to the Company’s peers. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute for, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC.
CONSTANT CURRENCY REVENUE COMPARISON
(Dollars in thousands)
(Unaudited)

Revenue for the Three Months Ended
November 26, 2016 GAAP	November 28, 2015 GAAP	August 27, 2016 GAAP	% Decrease November 26, 2016 vs. November 28, 2015 GAAP	% Decrease November 26, 2016 vs. November 28, 2015 Constant Currency (1)	% Increase November 26, 2016 vs. August 27, 2016 GAAP	% Increase November 26, 2016 vs. August 27, 2016 Constant Currency (2)

$147,558	$150,887	$143,389	-2.2%	-1.8%	2.9%	3.3%

(1) The percentage change in revenue on a constant currency basis is calculated using the average foreign exchange rates for the second quarter of fiscal 2016 and applying those rates to foreign-denominated revenue in the second quarter of fiscal 2017.

(2) The percentage change in revenue on a constant currency basis is calculated using the average foreign exchange rates for the first quarter of fiscal 2017 and applying those rates to foreign-denominated revenue in the second quarter of fiscal 2017.

EXPLANATORY NOTE

In order to provide a more comprehensive view of trends in our business, this table shows revenue data on an as reported basis (GAAP) for the respective periods and relative change in the same periods from the impact on revenue of exchange rate fluctuations between the United States dollar and currencies in countries in which the Company operates.

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET, CASH FLOW AND OTHER INFORMATION
(Amounts in thousands, except consultant headcount)

	November 26,	May 28,
	2016	2016
	(Unaudited)

Cash, cash equivalents and short-term investments	$63,563	$116,046
Accounts receivable, less allowances	$97,025	$97,807
Total assets	$366,819	$417,255
Current liabilities	$65,813	$70,884
Total stockholders’ equity	$238,691	$342,649
Consultant headcount, end of period	2,649	2,511
Shares outstanding, end of period	29,637	36,229

	Six Months Ended
	November 26,	November 28,
	2016	2015
	(Unaudited)

Cash flow from operating activities	$8,137	$10,698
Cash flow from investing activities	$17,833	$(6,518)
Cash flow from financing activities	$(57,426)	$(11,038)

CONTACT:
For Resources Connection, Inc.
Media Contact:
Michael Sitrick
(US+) 1-310-788-2850
mike_sitrick@sitrick.com
or
Analyst Contact:
Herb Mueller, Chief Financial Officer
(US+) 1-714-430-6500
herb.mueller@rgp.com